Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37529, 33-44230 and 333-106566) of Medtronic, Inc. of our report dated October 21, 2005 relating to the financial statements and supplemental schedule of the Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Plan, which appears in this Form 11-K.

/s/   PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 26, 2005

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